                     SARA LEE CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE         EXHIBIT 11
                      (in millions except per share data)


                                                          FOR THE PERIOD ENDED DECEMBER 31, 1994
                                                        --------------------------------------------
                                                              PRIMARY            FULLY DILUTED
                                                       ----------------------  --------------------
                                                         Thirteen  Twenty-Six   Thirteen  Twenty-Six
                                                            Weeks     Weeks        Weeks     Weeks
                                                         --------  ----------   --------  -----------
EARNINGS:

Net income                                               $  252    $  417       $  252    $  417

Less:  Dividends on Preferred Stocks,                        (7)      (13)          (3)       (6)
           net of tax benefits

           Adjustment attributable to conversion of
           ESOP Convertible Preferred Stock                  --        --           (2)       (4)
                                                         ------    ------       ------    ------
Net Income Available for Common Stockholders             $  245    $  404       $  247    $  407
                                                         ======    ======       ======    ======

SHARES:

Average Shares Outstanding                                  477       478          477       478

Add:  Common Stock Equivalents -

          Stock options                                       1         1            1         1

          ESOP Convertible Preferred Stock                   --        --           19        19

          Restricted stock and other                          1         1            1        --
                                                         ------    ------       ------    ------
Adjusted Weighted Average Shares Outstanding                479       480          498       498
                                                         ======    ======       ======    ======

NET INCOME PER COMMON SHARE:                             $ 0.51    $ 0.84       $ 0.50    $ 0.82
                                                         ======    ======       ======    ======

                     SARA LEE CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE        EXHIBIT 11
                      (in millions except per share data)            (continued)


                                                          FOR THE PERIOD ENDED JANUARY 1, 1994
                                                        --------------------------------------------
                                                              PRIMARY            FULLY DILUTED
                                                       ----------------------  --------------------
                                                         Thirteen  Twenty-Six   Thirteen  Twenty-Six
                                                           Weeks      Weeks       Weeks      Weeks
                                                         --------  ----------   --------  -----------
EARNINGS:

Net income before accounting change                      $  236    $  391       $  236    $  391

Cumulative effect of accounting change                       --       (35)          --       (35)
                                                         ------    ------       ------    ------
Net income                                                  236       356          236       356

Less:  Dividends on Preferred Stocks,
           net of tax benefits                               (6)      (12)          (2)       (4)

           Adjustment attributable to conversion of
           ESOP Convertible Preferred Stock                --        --           (1)       (2)
                                                         ------    ------       ------    ------
Net Income Available for Common Stockholders             $  230    $  344       $  233    $  350
                                                         ======    ======       ======    ======

SHARES:

Average Shares Outstanding                                  476       477          476       477

Add:  Common Stock Equivalents -

          Stock options                                       1         2            1         2

          ESOP Convertible Preferred Stock                   --        --           19        19

          Restricted stock and other                          1         1            1         1
                                                         ------    ------       ------    ------
Adjusted Weighted Average Shares  Outstanding               478       480          497       499
                                                         ======    ======       ======    ======

NET INCOME PER COMMON SHARE:

Before cumulative effect of accounting change            $ 0.48    $ 0.79       $ 0.47    $ 0.77

Cumulative effect of accounting change                       --     (0.07)          --     (0.07)
                                                         ------    ------       ------    ------
                                                         $ 0.48    $ 0.72       $ 0.47    $ 0.70
                                                         ======    ======       ======    ======





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